Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS

              WHEREAS, ALCAN INC., a Canadian corporation (the "Company"), proposes shortly to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1934 as amended (the "Act"), the Annual Report on Form 10-K pursuant to Section 13 or 15 (d) of the Act.

              WHEREAS, the undersigned is an Officer and/or a Director of the Company as indicated below;

              NOW, THEREFORE, the undersigned hereby constitutes and appoints R. Millington, D. McAusland and P. Chenard and each of them, as attorneys for the undersigned and in the undersigned's name, place and stead, and in each of the undersigned's offices and capacities as an Officer and/or a Director of the Company, to execute and file such Annual Report on Form 10-K, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

              IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of March 2003.

                                                                          Signed:        /s/ Roland Berger
                                                                          Name:         Roland Berger
                                                                          Title:            Director